UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 7, 2025

Green Dot Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

1675 N. Freedom Blvd (200 West) Building 1
Provo,	Utah	84604	(626)	765-2000
(Address of Principal Executive Offices)			(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common Stock, $0.001 par value	GDOT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
On March 10, 2025, Green Dot Corporation (the "Company") filed a Current Report on Form 8-K to report, among other things, the appointment of William I Jacobs as the Company's interim Chief Executive Officer and Chris Ruppel as interim President of the Company and interim Chief Executive Officer and President of Green Dot Bank (the “Bank”). The Company is filing this Form 8-K/A as an amendment (Amendment No. 1) to the aforementioned Form 8-K to disclose the details of the compensation for Messrs. Jacobs and Ruppel, which was awarded in connection with each interim officer’s appointment but was not determined at the time of the previous filings, as well as to disclose the terms of the Company’s retention program.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Interim Officer Compensation Arrangements
On March 18, 2025 and March 24, 2025, respectively, the Compensation Committee (the “Committee”) of the Company’s Board of Directors approved compensation packages for Messrs. Jacobs and Ruppel as further described below.
Compensation Arrangement for Mr. Jacobs
Under his compensation package, Mr. Jacobs will receive a monthly salary of $50,000 in cash and a monthly service award of up to $60,000 in cash. Additionally, Mr. Jacobs was granted 117,123 time-based restricted stock units (“RSUs”) pursuant to the terms of the Company's 2010 Equity Incentive Plan and standard form of RSU award agreement. The RSUs will vest and settle in full on the one-year anniversary of the date of grant, provided Mr. Jacobs continues to provide services to the Company through the vesting date. The vesting and settlement of the RSUs will accelerate as follows upon the following events: on a pro rata basis if Mr. Jacobs’s interim service is terminated without cause (a “Qualifying Termination”) prior to May 31, 2025, based on the number of whole months served during this interim service period; or in full in the event of a Qualifying Termination that occurs on or after May 31, 2025.
Mr. Jacobs will not receive payments under the Company’s non-employee director compensation policy for the period he serves as both a director and interim officer.
Compensation Arrangement for Mr. Ruppel
In connection with his promotion to interim President of the Company and interim Chief Executive Officer and President of the Bank, the Committee increased his previously-approved annual base salary from $485,000 to $550,000 and target annual cash incentive opportunity as a percentage of annual base salary from 75% to 100%. Additionally, the Committee approved a transaction stay bonus for Mr. Ruppel under the Retention Program described further below.
On March 24, 2025, the Committee granted Mr. Ruppel time-based RSUs pursuant to the terms of the Company's 2010 Equity Incentive Plan and standard form of RSU award agreement. The Committee determined that 25,542 shares of the shares subject to the RSUs were compensation for his additional responsibilities as interim President of the Company and interim Chief Executive Officer and President of the Bank. The RSUs will vest and settle in full on the one-year anniversary of the date of grant, provided Mr. Ruppel continues to provide services to the Company through the vesting date. The vesting and settlement of the RSUs will accelerate as follows upon the following events: on a pro rata basis if Mr. Ruppel’s interim service is terminated without cause (a “Qualifying Termination”) prior to May 31, 2025, based on the number of whole months served during this interim service period; or in full in the event of a Qualifying Termination that occurs on or after May 31, 2025.
Retention Program
On March 18, 2025, the Committee approved arrangements designed to retain employees critical to execution of the Company’s previously-announced strategic review process (the “Retention Program”). The Company’s executive officers were awarded the following cash transaction stay bonuses under the Retention Program: $200,000 for Chris Ruppel, the Company’s interim President and interim Chief Executive Officer and President of Green Dot Bank; and $125,000 to each of Jess Unruh, the Company’s Chief Financial Officer, Teresa Watkins, the Company’s Chief Operating Officer, and Amy Pugh, the Company’s General Counsel and Secretary. Pursuant to the Retention Program, subject to the vesting described in the following sentence, if the executive officer is employed with the Company through the announcement of a transaction arising from the Company’s strategic review process (“Announcement”), then 50% of the transaction stay bonus will vest and become payable, with the balance vesting and becoming payable upon the consummation of said transaction. In the event no Announcement is made by

December 31, 2025, then 50% of the transaction stay bonus will vest and become payable on that date, with the balance becoming vested and payable on June 30, 2026.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ Amy Pugh
Amy Pugh
General Counsel

Date: March 24, 2025